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                                                                     Exhibit 8.1


                                 October [  ], 1997

                                                                  (212) 701-3000

Intelligent Polymers Limited
Clarendon House
2 Church Street
Hamilton HM 11
Bermuda

Biovail Corporation International
2488 Dunwin Drive
Mississauga, Ontario
Canada L5L 1J9

Dear Sirs:

     We have acted as counsel to Biovail Corporation International, a company established under the laws of Ontario, Canada ("Biovail"), and Intelligent Polymers Limited, a company established under the laws of Bermuda ("Intelligent Polymers"; together with Biovail, the "Registrants"), in connection with the offering of units (the "Units"), each Unit consisting of one Common Share, par value $.01, of Intelligent Polymers and one Warrant to purchase one Common Share, no par value, of Biovail. The Registration Statement on Form F-1/F-3 (Nos. 333-35833 and 333-35839) relating to the Units was filed with the Securities and Exchange Commission (the "Commission") by the Registrants under the Securities Act of 1933, as amended (the "Securities Act") on October [ ], 1997, (such registration statement, as amended at the time it is declared

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effective, is herein referred to as the "Registration Statement" and the prospectus included in the Registration Statement is herein referred to as the "Prospectus").

     We are of the opinion that our legal opinion is as set forth in statements in the Registration Statement and the Prospectus under the caption "Taxation-United States Taxation" to the extent they constitute matters of law or legal conclusion with respect thereto.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under each of the captions "Taxation-United States Taxation" and "Legal Matters" in the Registration Statement and related Prospectus. In consenting to such reference, we do not admit to being experts within the meaning of the Securities Act or the rules and regulations of the Commission thereunder, as we have not certified any part of the Registration Statement.

                                             Very truly yours,

                                             Cahill Gordon & Reindel